EXHIBIT 10.1

Exclusive Distribution Agreement

THIS EXCLUSIVE DISTRIBUTION AGREEMENT (this “Agreement”) is entered into effective as of November 13th, 2020 (the “Effective Date”) by and between Insane Impact LLC, an Iowa limited liability company (“Insane Impact”) and Prime Time Live Inc., a Colorado corporation (“PTL”).

The parties agree as follows:

1. Appointment

a. Subject to the terms and conditions of this Agreement, Insane Impact appoints PTL, and PTL accepts such appointment and agrees to act as Insane Impact’s exclusive distributor of Insane Impact Products as agreed upon, from time to time by the parties (the “Products”) and a party to the Rentals within the geographical territory defined as follows (the “Territory”): United States of America and its territories and possessions.

b. PTL agrees to exercise its best efforts to (a) promote the sale of and obtain orders for the purchase by PTL customers of Insane Impact Products in the Territory; (b) utilize the services of Insane Impact to coordinate, market and rent equipment to PTL customers in the Territory as described hereinafter (the “Rentals”); (c) abide by Insane Impact policies and procedures with regard to the purchase, sale and support of Insane Impact Products and Rentals; and (d) conduct its business in a manner that reflects favorably at all times on Insane Impact Products and Rentals and the good name, goodwill and reputation of Insane Impact or its affiliates. PTL acknowledges and agrees that it has no rights or claims of any type to Insane Impact Products or any aspect thereof, except such rights as are created by this Agreement. PTL agrees that it shall not and is not authorized to promote, resell, deliver, install, service or otherwise support the Insane Impact Products or Rentals outside of the Territory.

2. Products, Rentals and Pricing

a. Insane Impact Products purchase price to PTL of all Insane Impact Products, including installed or non-installed, delivered to PTL pursuant to this Agreement shall be otherwise agreed upon by the parties.

b. Insane Impact Rentals, Records and Compensation:

(i) Insane Impact shall provide leads for LED screen rentals to, and broker such rental transactions for PTL and its customers (the “II Lead/Broker Services”). In the event that, in Insane Impact’s sole discretion, no LED screen rental leads exist for any given LED screen rental request from PTL for its customer, then Insane Impact may undertake and fulfill such LED screen rental request from its own equipment (the “II Fulfillment Services”). Insane Impact shall be compensated for the II Lead/Broker Services and II Fulfillment Services in accordance with Section 2 (v) below.

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(ii) PTL shall coordinate and market LED screen rentals brokered and/or provided by Insane Impact to the PTL customer.

(iii) Insane Impact shall handle all processing of the Rental transaction up to and including the closing with the customer and the completion of the information detailed in the attached Exhibits A and B. PTL shall handle all post-closing processing, including the invoicing of the transaction and collection of amounts due from the customer and the remittance of the costs owed as a result of the transaction. Each party shall maintain a written record of all documentation associated with transactions under this Agreement (the “Rental Records”) as part of its books and records. Upon reasonable request the parties during normal business hours shall provide to each other as needed such Rental Records.

(iv) PTL, from time to time and upon request, may provide LED screens owned by PTL to Insane Impact customers under the Vendor Rental Agreement attached hereto as Exhibit B. In the event that PTL provides such screen rental to Insane Impact customers, within three (3) business days of its receipt of payment, PTL shall remit fifteen percent (15%) of the amount from the customer less any and all direct costs, as agreed upon by the parties, related to the provider of the rental equipment (the “Net Rental Amount”) to Insane Impact under this Agreement.

(v) In the event that Insane Impact provides II Lead/Broker Services for LED screen rentals under this Agreement, within three (3) business days of its receipt of payment, PTL shall remit fifty percent (50%) of such Net Rental Amount under such Vendor Rental Agreement. In the event that Insane Impact provides II Fulfillment Services with “house” equipment, within three (3) business days of its receipt of payment, PTL shall remit eighty-five percent (85%) of such Net Rental Amount to Insane Impact.

3. Approvals

If PTL is required to obtain approvals, consents, certifications, permits and other authorizations, including all approvals as are required to qualify Insane Impact Products for sale or Rental in the Territory for all purposes, both governmental and non-governmental (collectively, the “Approvals”), Insane Impact shall not be obligated to deliver any Insane Impact Products or Rentals unless and until PTL provides Insane Impact with satisfactory evidence that such Approvals have been obtained. Insane Impact agrees to cooperate with PTL to obtain such Approvals.

4. Exclusivity

Insane Impact’s appointment of PTL in Section 1 of this Agreement is an exclusive appointment to distribute and provide the Insane Impact Products and Rentals in the Territory. Insane Impact shall not appoint additional distributors for its Products or Rentals in the Territory. Notwithstanding anything to the contrary in this Agreement, Insane Impact shall be entitled to continue to self-distribute and provide Insane Impact’s Products and Rentals in the Territory in accordance with its ordinary course of business.

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5. Sales Targets

PTL shall use reasonable commercial efforts to purchase and sell during each calendar year at least $250,000.00 of Insane Impact Products (the “Annual Target”). If PTL does not purchase and sell the Annual Target during a given calendar year, Insane Impact may terminate this Agreement effective immediately upon notice to PTL (but Insane Impact may not require PTL to purchase or sell any additional Insane Impact products in order to meet the Annual Target amount).

6. Sales and Rentals Outside of the Territory

PTL shall promote the sale and rental of Insane Impact Products in the Territory on its website. Notwithstanding the foregoing sentence, PTL shall not actively advertise or actively solicit orders for Insane Impact Products outside of the Territory. In the event PTL receives an order from outside its Territory, PTL will work with Insane Impact to fulfill the order in a manner financially beneficial to Insane Impact, PTL and the distributor located in the region where the order originated (as determined by Insane Impact in its sole discretion and in compliance with applicable law).

7. No Third-Party Agents

PTL shall not sell Insane Impact Products or be a party to Rentals through third parties (such as original equipment manufacturers, distributors, value added resellers or other dealers or agents) without Insane Impact’s prior written consent to the proposed relationship (including the specific terms of such relationship).

8. Orders

All orders of Products or Rentals entered into by PTL shall be subject to acceptance in writing by Insane Impact. Insane Impact may refuse acceptance of any order but will with all good intentions reasonably consider all orders. Each order submitted shall constitute an offer by PTL to purchase the Insane Impact Products or be a party to a Rental provided by PTL and, upon acceptance by Insane Impact, shall give rise to a contractual obligation of PTL to purchase or be a party to such Rental on the terms and conditions set forth in this Agreement. Conflicting, inconsistent or additional terms or conditions contained in any order submitted by PTL shall not be binding unless Insane Impact specifically accepts such terms or conditions in writing. All expenses arising out of the change or cancellation of an order after acceptance by Insane Impact, including the cost of diversion, cancellation or reconsignment of shipments, and any reasonable restocking charge, shall be paid by PTL to Insane Impact.

9. Payment and Delivery

The purchase price of the Product shall be quoted and payable in U.S. dollars to Insane Impact at the address specified on the invoice. Unless otherwise agreed by the parties in writing, payment of the Product shall be made by PTL in the form of a check written on or a wire transfer from a commercial banking institution of the United States. Insane Impact Products shall be delivered as agreed to by the parties. Risk of loss for Insane Impact Products shall pass upon approval of installation or otherwise acceptance by the customer of PTL.

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10. Security Interest

Notwithstanding the passage of title, Insane Impact shall retain a security interest in all its Products delivered until amounts for which PTL is responsible under this Agreement have been received by Insane Impact. Insane Impact shall have all rights of a secured party, including the right to file a financing statement under the Uniform Commercial Code or a comparable law within the Territory to protect Insane Impact’s security interest. In the event PTL defaults in its payment obligations, Insane Impact will have the right to enter the premises of PTL or its customer to recover possession of all Insane Impact Products on said premises including associated supplies or software, and to pursue any other remedy existing at law or equity. PTL, for itself and on behalf of its customers, hereby waives a prior hearing and demand for Insane Impact’s exercise of such rights.

11. Resale Price and Costs

PTL shall set the selling price, including, if applicable, installation cost, at which Insane Impact Products are sold to its customers in the Territory under this Agreement.

12. Promotional Literature

Insane Impact agrees to furnish to PTL (via email in pdf format or other agreed upon terms by the parties) such descriptive literature, advertising materials, technical manuals and sales promotional materials concerning Insane Impact Products as they may, from time to time, have available for such purposes. PTL shall have the right to translate such materials into the languages of the Territory at its own expense. Insane Impact shall retain ownership of all proprietary rights, including, intellectual property rights to the translated versions of the materials. PTL will be solely responsible for the accuracy of the translations and will provide Insane Impact with a copy of each translated work. PTL shall promptly revise (at PTL’s costs) the materials upon notice from Insane Impact.

13. Use of Trademarks

PTL shall not be permitted to print, post or otherwise use letterhead, calling cards, literature, signage or other representations in the name of Insane Impact (or any of its affiliates) or to represent itself as Insane Impact (or any of its affiliates) or make commitments on behalf of Insane Impact (or any of its affiliates) without the express, written permission of Insane Impact. PTL expressly agrees that no license to use Insane Impact (or any of its affiliates’ trademarks, trade names, service marks or logos (collectively, the “Insane Impact Trademarks”) is granted by this Agreement. PTL may, however, indicate in its advertising and marketing materials that it is a distributor for Insane Impact Products and may, as necessary, incidentally use the Insane Impact Trademarks in its sales/marketing efforts. Upon request by Insane Impact, PTL will place proper trademark, copyright and patent notices in its advertisements, promotional brochures and other marketing materials for Insane Impact Products. Insane Impact reserves the right to review PTL’s marketing and sales materials prior to their publication or use. No rights shall inure to PTL as a result of any such use or reference, and all such rights, including goodwill shall inure to the benefit of and be vested in Insane Impact.

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Upon termination of this Agreement for any reason, PTL will immediately cease using the Insane Impact Trademarks as allowed in this Section and shall immediately take all appropriate and necessary steps to (a) remove and cancel any listings in public records, media platforms or sites, other directories, remove any visual displays or literature at PTL’s location, the Internet and elsewhere that would indicate or would lead the public to believe that PTL is the representative of Insane Impact (or any of its affiliates) or Insane Impact’s (or any of its affiliates’) products or services; and (b) cancel, abandon or transfer (as requested by Insane Impact) any product licenses, trade name filings, trademark applications or registrations or other filings with the governments of the Territory (whether or not such filings were authorized by Insane Impact) that may incorporate the Insane Impact Trademarks or any marks or names confusingly similar to the Insane Impact Trademarks. Upon PTL’s failure to comply with this paragraph, Insane Impact may make application for such removals, cancellations, abandonments or transfers in PTL’s name. PTL shall render assistance to and reimburse Insane Impact for expenses incurred in enforcing this paragraph.

14. Infringement by Third Parties

PTL will cooperate fully with and assist Insane Impact in its efforts to protect Insane Impact’s intellectual property rights within the Territory and shall exercise reasonable diligence to detect and shall immediately advise Insane Impact if PTL has knowledge of any infringement of any patents, trademarks, copyrights or other intellectual property rights owned or used by Insane Impact.

15. Confidential Information; No Reverse Engineering

Insane Impact may provide PTL with certain confidential or proprietary information (“Confidential Information”). Confidential Information includes information, whether written, electronic or oral, which PTL knows or reasonably should know is proprietary, confidential or a trade secret of Insane Impact, including any and all technical or business information, the software including its source codes and documentation, specifications and design information for the Insane Impact Products, servicing information, customer lists, pricing information, marketing information, policies, procedures and manuals regarding Insane Impact’s distributors or distribution channels, research and development and other proprietary matter relating to the Insane Impact Products or business of Insane Impact. PTL will refrain from using the Confidential Information except to the extent necessary to exercise its rights or perform its obligations under this Agreement. PTL will likewise restrict its disclosure of the Confidential Information to those PTL shareholders, directors, officers, employees, agents, and legal or financial advisors who have a need to know such Confidential Information in order for PTL to perform its obligations and enjoy its rights under this Agreement. Such persons will be informed of and will agree to the provisions of this Section and PTL will remain responsible for any unauthorized use or disclosure of the Confidential Information by any of them. Upon termination of this Agreement (or earlier, upon request by Insane Impact), PTL shall cease to use all Confidential Information and promptly return

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to Insane Impact (or destroy, upon request by Insane Impact) any documents (whether written or electronic) in its possession or under its control that constitutes Confidential Information. During the term of this Agreement and thereafter, neither PTL, nor PTL’s employees, independent contractors nor other agents shall (a) reverse engineer, decompile or otherwise disassemble the Insane Impact Products from the products themselves or from any other information made available to them, or (b) otherwise use any of the Confidential Information or Insane Impact provided training to support, maintain or otherwise service a third party’s products or services.

16. Compliance with Laws

In connection with its obligations under this Agreement, PTL agrees to comply with all federal, state, local and foreign laws, constitutions, codes, statutes and ordinances of any governmental authority that may be applicable to PTL, its activities under this Agreement or Insane Impact Products, including all applicable export control laws and regulations. PTL agrees to take all such further acts and execute all such further documents as Insane Impact reasonably may request in connection with such compliance.

17. Product Warranties

1.	Limited Manufacturing Warranty. Insane Impact warrants for a period of five (5) years following delivery of the Products (the “Warranty Period”) that the Products shall be free from defects in materials and workmanship. Insane Impact’s sole obligation under this warranty shall be to provide, at no charge to PTL, replacement Products. Defective Products must be returned to Insane Impact (at PTL’s cost) in order to receive warranty replacement (unless Insane Impact determines such return is not necessary) and shall become Insane Impact’s property. For a warranty claim to be made, PTL must follow the procedures established by Insane Impact from time to time.
2.	Warranty of Good Title. Insane Impact agrees to indemnify PTL from any liability to any third party for infringement of United States patents, copyrights, trademarks or trade secrets with respect to Insane Impact Products sold by PTL pursuant to this Agreement. This obligation does not extend to any foreign patents, copyrights, trademarks, or trade secrets or to any Insane Impact Products manufactured or modified by Insane Impact to meet PTL’s or a customer’s specifications. Insane Impact shall, at its option, be allowed sole and exclusive control over the defense, settlement and compromise of any claims of infringement. Insane Impact must be notified in writing by PTL within 10 days of any third-party claim which, if upheld, might result in a liability subject to indemnification under this Subsection. If the distribution of the Insane Impact Products is threatened by a claim of infringement, or is likely to be enjoined or liability for infringement is found, Insane Impact may, in its discretion and at its sole option: (i) procure for PTL the right to continue distributing the Insane Impact Products; or (ii) modify the Insane Impact Products so as to make them non-infringing; or (iii) substitute non-infringing products; or (iv) refund the price paid by PTL for the Insane Impact Products in its possession subject to their return by PTL and terminate this
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Agreement with respect to the allegedly infringing products. THIS SUBSECTION STATES THE ENTIRE LIABILITY OF INSANE IMPACT WITH RESPECT TO INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY ANY INSANE IMPACT PRODUCT.

3.	Disclaimer. EXCEPT AS PROVIDED IN THIS SECTION, INSANE IMPACT MAKES NO OTHER WARRANTY, PROMISE OR OBLIGATION WITH RESPECT TO THE ITS PRODUCTS, THEIR USE, REPAIR OR PERFORMANCE. INSANE IMPACT DISCLAIMS ANY WARRANTY, PROMISE OR OBLIGATION THAT THE INSANE IMPACT PRODUCTS SHALL BE FIT FOR ANY PARTICULAR USE OR PURPOSE, REGARDLESS OF WHETHER SUCH USE OR PURPOSE IS MADE KNOWN TO INSANE IMPACT OR NOT. IT DISCLAIMS ANY WARRANTY, PROMISE OR OBLIGATION THAT INSANE IMPACT PRODUCTS CONFORM TO ANY SAMPLES OR MODELS. INSANE IMPACT HEREBY DISCLAIMS ALL OTHER WARRANTIES, PROMISES AND OBLIGATIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTIES, PROMISES AND OBLIGATIONS ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE. THE WARRANTIES SET FORTH IN THIS SECTION ARE INTENDED SOLELY FOR THE BENEFIT OF PTL. ALL CLAIMS UNDER THIS AGREEMENT SHALL BE MADE BY PTL AND MAY NOT BE MADE BY PTL’S CUSTOMERS.
4.	PTL’s Warranties. PTL agrees, at its cost, to provide its customers with, at a minimum, substantially the same warranties as set forth in Section 17. PTL will assume all costs involved in providing any additional warranties.

18. Reporting

PTL shall furnish reports or other such other information in a timely manner in response to Insane Impact’s requests for information pertaining to PTL’s activities in the Territory. Such requests may include, prospect lists and status of prospect sales activity, information applicable to specific sales activities, data regarding competition in the Territory, product operational data and other information required by Insane Impact to effectively coordinate its sales and marketing efforts.

19. Inspection of Records

PTL shall keep accurate records of all its activities as reasonably necessary to determine its compliance with the terms and conditions of this Agreement, including accounting records, customer sales records and governmental filings. PTL shall retain such records for at least a 2-year period following their creation or preparation. During the term of this Agreement and for a period of 18 months thereafter, Insane Impact shall have the right to inspect and audit such records.

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20. Term and Termination

Unless earlier terminated as provided in this Agreement, the term of this Agreement shall commence as of the Effective Date and shall automatically expire at the end of two (2) years following the Effective Date unless mutually agreed upon by the parties to extend this Agreement. Either party may terminate this Agreement as follows: (a) Immediately upon 30 days’ prior notice with or without cause; (b) Immediately, for any breach or default of this Agreement by the other party which has not been cured within 30 days after the delivery of notice thereof to the party alleged to be in breach, specifying with particularity the condition, act, omission or course of conduct asserted to constitute such breach or default; (c) Immediately, upon the dissolution, insolvency or any adjudication in bankruptcy of, or any assignment for the benefit of creditors by, the other party or if the other party ceases to conduct business in the ordinary or normal course; (d) Immediately, if required by law or by any rule, regulation, order, decree, judgment or other governmental act of any governmental authority; or (e) Immediately by Insane Impact if they reasonably suspect that PTL breached any of its obligations of confidentiality or protection of Insane Impact’s proprietary rights.

21. Effect of Termination

Upon notice of termination of this Agreement for any reason, the following provisions shall apply: (a) Insane Impact shall have the right to immediately appoint another distributor to serve existing customers and continue sales efforts in the Territory; (b) Insane Impact may continue to fill any orders from PTL that have been accepted by Insane Impact prior to the termination of this Agreement under the terms and conditions of this Agreement; (c) All outstanding balances owed by PTL to Insane Impact shall become immediately due and payable to Insane Impact; (d) Both parties shall at all times thereafter refrain from any conduct that would be inconsistent with or likely to cause confusion with respect to the nature of their business relationship; (e) All rights granted to PTL under this Agreement shall cease, and where appropriate, revert to Insane Impact; and (f) Insane Impact, in its sole discretion, shall have the right, but shall in no way be obligated (unless otherwise required by law), to inspect and repurchase all or any quantity of the Insane Impact Products (including Insane Impact Products for demonstration and parts to service the Insane Impact Products) then owned or ordered by PTL at the lesser of (i) the original price paid by PTL for such Insane Impact Products, or (ii) at the then-current price to PTL, and under both (i) or (ii), less any applicable restocking or refurbishing charge.

Insane Impact shall have the right to assign such option to repurchase to any other person whom it may designate. No consideration or indemnity shall be payable to PTL either for loss of profit, goodwill, customers or other like or unlike items, nor for advertising costs, costs of samples or supplies, termination of employees, employees’ salaries and other like or unlike items. In no event shall PTL continue to represent itself as a Insane Impact distributor or representative after termination of this Agreement. Insane Impact shall have no liability to PTL by reason of any termination by Insane Impact. PTL shall indemnify and hold harmless Insane Impact from and against any and all liability, loss, damages and costs (including reasonable attorneys’ fees) arising out of any claim by PTL or any third party standing in the right of PTL to any right of entitlement contrary to the express terms of this Section.

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22. Indemnification

PTL agrees to indemnify and hold Insane Impact harmless from any and all actions, awards, claims, losses, damages, costs and expenses (including reasonable attorneys’ fees) attributable to PTL’s breach of this Agreement or to any negligent, grossly negligent, willful or unlawful acts or omissions of PTL, its employees, officers, agents, subcontractors, dealers or representatives.

23. Relationship of the Parties

PTL is an independent contractor and not an employee, agent, affiliate, partner or joint venture with or of Insane Impact. Neither PTL nor Insane Impact shall have any right to enter into any contracts or commitments in the name of, or on behalf of the other or to bind the other in any respect whatsoever, except insofar as is allowed by this Agreement.

24. Force Majeure

Neither party shall be liable in the event that its performance of this Agreement is prevented, or rendered so difficult or expensive as to be commercially impracticable, by reason of an Act of God, labor dispute, unavailability of transportation, goods or services, governmental restrictions or actions, war (declared or undeclared) or other hostilities, or by any other event, condition or cause which is not foreseeable on the Effective Date and is beyond the reasonable control of the party. It is expressly agreed that any failure of the United States Government to issue a required license for the export of any Insane Impact Product ordered by PTL shall constitute an event of force majeure. In the event of non-performance or delay in performance attributable to any such causes, the period allowed for performance of the applicable obligation under this Agreement will be extended for a period equal to the period of the delay. However, the party so delayed shall use its best efforts, without obligation to expend substantial amounts not otherwise required under this Agreement, to remove or overcome the cause of delay. In the event that the performance of a party is delayed for more than 6 months, the other party shall have the right, which shall be exercisable for so long as the cause of such delay shall continue to exist, to terminate this Agreement without liability for such termination.

25. Limitation of Liability

INSANE IMPACT SHALL IN NO EVENT BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE OR FOR ANY LOST PROFITS, LOST SAVINGS OR LOSS OF REVENUES SUFFERED BY PTL ARISING FROM OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE SALE, DISTRIBUTION OR USE OF INSANE IMPACT PRODUCTS. PTL SHALL INDEMNIFY INSANE IMPACT AND HOLD IT HARMLESS FROM ANY CLAIMS, DEMANDS, LIABILITIES, SUIT OR EXPENSES OF ANY KIND ARISING OUT OF THE SALE, OR USE OF INSANE IMPACT PRODUCTS IN THE TERRITORY OR BY PTL’S CUSTOMERS. THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT FOR ANY REASON.

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26. Governing Law

This Agreement shall be governed in all respect by the laws of the State of Iowa which shall be applied without reference to any conflict-of-laws rule under which different law might otherwise be applicable. Venue for any lawsuits brought by the parties to this Agreement against each other regarding or as a result of this Agreement shall be proper only in an appropriate Iowa State Court or the United States District Court for the District of Iowa located in the city of Waterloo and county of Black Hawk. PTL tor hereby submits itself to the exclusive jurisdiction of said courts and consents to service of process by confirmed facsimile transmission or commercial courier (with written verification of receipt returned to the sender).

27. Assignment and Delegation

PTL shall have no right to assign any of its rights or delegate its obligations under this Agreement without the prior written consent of Insane Impact. Any assignment or delegation attempted without such written consent shall be void and of no legal effect whatsoever. This Agreement shall be binding upon the parties’ respective successors and permitted assigns.

28. Severability

In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court or arbitration decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provisions shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court or arbitration decision.

29. Construction

The headings or titles preceding the text of the Sections and Subsections are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement. Both parties have participated in the negotiation and drafting of this Agreement. This Agreement is executed and may be translated into another language for informational purposes only. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by both of the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

30. Notice

Any notice or other communication required or permitted under this Agreement shall be deemed given when (a) delivered personally; (b) sent by confirmed facsimile transmission; or (c) sent by commercial courier with written verification of receipt returned to the sender. Notice or other communications (but not service of process) may also be given by e-mail. Rejection or other refusal to accept or the inability to deliver because of changed address or facsimile number of which no notice was given shall be deemed to constitute receipt of the notice or communication sent. Names, addresses and facsimile numbers for notices (unless and until written notice of other names, addresses and facsimile numbers are provided by either or both parties) are provided below.

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31. Representations and Warranties Regarding Authority

Each Party represents and warrants to the other Party that such Party has the authority to consummate the transactions provided for in this Agreement, and this Agreement and any other instruments and agreements contemplated by this Agreement to which either Party is a party or signatory to have been duly authorized, executed, and delivered by such Party, and constitutes the legal, valid, and binding obligation of such Party enforceable in accordance with their terms.

32. Expenses

Each Party shall be responsible for the expenses incurred by it in connection with the negotiation and drafting of this Agreement and such Party’s provision of its respective services.

33. Entire Agreement; Modifications; No Waiver; Counterparts and Survival

This Agreement and the Exhibits attached hereto (which is specifically incorporated herein by this reference) contain the full and entire agreement between the parties with respect to the subject matter hereof. It supersedes all prior exchanges written or otherwise, relating to this subject matter. Any modifications, revisions or amendments to this Agreement must be set forth in a writing signed by authorized representatives of both parties. PTL acknowledges and agrees that any failure on the part of Insane Impact to enforce at any time or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of the right of Insane Impact thereafter to enforce each and every provision. This Agreement may be made in several counterparts, each of which shall be deemed an original. The provisions of this Agreement that, by express terms of this Agreement, will not be fully performed during the term of this Agreement, shall survive the termination of this Agreement to the extent applicable.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

Insane Impact LLC	Prime Time Live Inc.
4673 121st Street	5770 S Beech Court
Urbandale, IA 50323	Greenwood Village, CO 80121

/s/ Tod Puetz	/s/ Justin Brasel
Tod Puetz, Manager	Justin Brasel, President

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EXHIBIT “A”

LED SCREEN REQUEST FORM

PTL/INSANE IMPACt

Request Form #PT-______

Event Name:

Event Location:

Equipment Needed:

Prime Time Live Inc.

By:_________________________________

____________________________________

Its:_________________________________

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EXHIBIT “B”

VENDOR RENTAL AGREEMENT FORM

[To be inserted.]